Exhibit 99.1

FOR IMMEDIATE RELEASE

LADENBURG THALMANN REPORTS

FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

Highlights:

•	Revenues increased by 16% to record $921 million in fiscal 2014
•	Fiscal 2014 net income of $33.4 million
•	Fiscal 2014 EBITDA, as adjusted, of $61.2 million
•	Recurring revenue of 71% in independent brokerage and advisory services business
•	Shareholders’ equity of $336 million at December 31, 2014
•	Completed previously announced purchase of certain assets of Sunset Financial Services, Inc. in the fourth quarter of 2014, adding over 200 advisors
•	Completed previously announced acquisition of Securities Service Network, Inc. on January 2, 2015, adding approximately 450 financial advisors, registered representatives and insurance agents and approximately $13 billion in client assets
•	Ladenburg’s independent brokerage and advisory services business now has approximately 4,000 financial advisors with approximately $125 billion in client assets and Ladenburg has an annual revenue run rate of approximately $1.1 billion
•	Additional 10,000,000 share repurchase plan authorized in the fourth quarter of 2014

MIAMI, FL, March 17, 2015 -- Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS, LTS PrA) today announced financial results for the fourth quarter and full year ended December 31, 2014.

Dr. Phillip Frost, Chairman of Ladenburg, said, “We are pleased with Ladenburg’s performance in 2014, a year of record revenues, net income and EBITDA, as adjusted. The combination of strong operating results and continued additions to our diversified financial services offerings position us to improve shareholder value for years to come. With the Company’s previously announced strategic acquisitions of Securities Service Network, KMS Financial Services and Highland Capital Brokerage, and the acquisition of certain assets of Sunset Financial Services in the fourth quarter, our leading independent advisor platform now has approximately 4,000 financial advisors and we have an annual revenue run rate of approximately $1.1 billion. Our capital markets business also delivered robust results in 2014, and we look forward building on the success of these complementary and profitable business lines in 2015.”

Richard Lampen, President and Chief Executive Officer of Ladenburg, said, “Ladenburg delivered significant growth on both sides of our business in 2014, with year-over-year revenue increases of 25% in advisory fees and 12% in our investment banking and capital markets business helping fuel substantial earnings growth. We continue to view the independent broker-dealer sector as one of the most vibrant growth areas in the financial services industry. Our independent brokerage and advisory services business enjoyed strong recurring revenue of 71% in 2014. Furthermore, we were better positioned to capitalize on improved financial markets with key additions to capabilities in our technology and healthcare practices. We had a meaningful uptick in our investment banking this past year and are hopeful that the trend will continue. We were proud to reflect back on our history with our 135th anniversary of NYSE membership last year, but we are squarely focused on the future and are enthusiastic about Ladenburg’s prospects for ongoing success.”

For the Fourth Quarter and Full Year Ended December 31, 2014

Fourth quarter 2014 revenues were $265.0 million, a 25% increase from revenues of $211.5 million in the fourth quarter of 2013, in part due to the acquisitions of Highland Capital Brokerage, Inc. (“Highland”) and KMS Financial Services, Inc. (“KMS”). The strong growth in advisory fees revenue continued to be driven by rising net new advisory assets, successful recruitment of additional advisors and market appreciation. Commissions and investment banking revenues remained strong as a result of high levels of client activity.

Net income attributable to the Company for the fourth quarter of 2014 was $10.4 million, as compared to net income attributable to the Company of $2.5 million in the fourth quarter of 2013. Net income available to common shareholders, after payment of preferred dividends, was $5.0 million or $0.03 per basic common share and $0.02 per diluted common share, respectively, for the fourth quarter of 2014, as compared to net loss available to common shareholders of $0.5 million or $(0.00) per basic and diluted common share in the comparable 2013 period. The fourth quarter 2014 results included an income tax benefit of $8.4 million resulting from the KMS acquisition and the reversal of the Company’s deferred tax asset valuation allowance, approximately $8.7 million of non-cash charges for depreciation, amortization and compensation, $2.9 million of amortization of retention and forgivable loans, $1.8 million of interest expense and $0.2 million of loss on extinguishment of debt, while the fourth quarter 2013 results included approximately $6.1 million of non-cash charges for depreciation, amortization and compensation, $2.8 million of amortization of retention and forgivable loans, $2.0 million of interest expense, $0.3 million of loss on extinguishment of debt and an income tax expense of $1.2 million.

Full year 2014 revenues were $921.3 million, a 16% increase from revenues of $793.1 million in 2013. The acquisitions of Highland and KMS added $26.2 million and $19.8 million, respectively, in revenues during 2014. Net income attributable to the Company for fiscal 2014 was $33.4 million, as compared to net loss attributable to the Company of $0.5 million in 2013. Net income available to common shareholders, after payment of preferred dividends, was $16.2 million or $0.09 per basic common share and $0.08 per diluted common share in 2014, as compared to a net loss available to common shareholders, after payment of preferred dividends, of $7.4 million or $(0.04) per basic and diluted common share in 2013. The 2014 results included an income tax benefit of $23.3 million primarily resulting from the Highland and KMS acquisitions and the reversal of the Company’s deferred tax asset valuation allowance, approximately $28.9 million of non-cash charges for depreciation, amortization and compensation, $11.0 million of amortization of retention and forgivable loans, $7.0 million of interest expense and $0.5 million of loss on extinguishment of debt. The 2013 results included approximately $22.1 million of non-cash charges for depreciation, amortization and compensation, $11.5 million of amortization of retention and forgivable loans, $15.4 million of interest expense, $4.5 million of loss on early extinguishment of debt, $2.9 million of income tax expense and a loss of $0.1 million from a change in fair value of contingent consideration.

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Recurring Revenues

For the full year ended December 31, 2014, recurring revenues, which consist of advisory fees, trailing commissions, cash sweep fees and certain other fees, represented approximately 71% of revenues from the Company’s independent brokerage and advisory services business. Recurring revenues for this business were approximately 66% for full year 2013.

EBITDA, as adjusted

EBITDA, as adjusted, for the fourth quarter of 2014 was $17.3 million, a 12% increase from $15.4 million in the 2013 period. EBITDA, as adjusted, for full year 2014 was $61.2 million, an increase of 7% from $57.2 million for the prior-year period. Attached hereto as Table 2 is a reconciliation of EBITDA, as adjusted, to net income (loss) attributable to the Company as reported (see “Non-GAAP Financial Measures” below).

Stock Repurchases

During 2014, Ladenburg repurchased 2,846,395 shares of its common stock at a cost of approximately $9.5 million, representing an average price per share of $3.35. Since the inception of its stock repurchase program in March 2007, Ladenburg has repurchased 14,096,152 shares at a total cost of approximately $23.3 million, including purchases of 7,500,000 shares outside its stock repurchase program. During the fourth quarter of 2014, Ladenburg’s board of directors authorized the repurchase of up to an additional 10,000,000 shares of common stock under its current repurchase program. Ladenburg has the authority to repurchase approximately 10,700,000 shares under the program.

Non-GAAP Financial Measures

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for acquisition-related expense, amortization of retention and forgivable loans, change in the fair value of contingent consideration related to acquisitions, loss on extinguishment of debt, non-cash compensation expense and financial advisor acquisition expense, is a key metric the Company uses in evaluating its financial performance. EBITDA, as adjusted, is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in evaluating its financial performance on a consistent basis across various periods. Due to the significance of non-cash and non-recurring items, EBITDA, as adjusted, enables the Company’s Board of Directors and management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not indicative of its core operating performance, such as amortization of retention and forgivable loans and financial advisor acquisition expenses, or do not involve a cash outlay, such as stock-related compensation. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, income before income taxes, net income and cash flows from operating activities.

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About Ladenburg

Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS, LTS PrA) is a publicly-traded diversified financial services company based in Miami, Florida. Ladenburg’s subsidiaries include industry-leading independent broker-dealer firms Securities America, Inc., Triad Advisors, Inc., Securities Service Network, Inc., Investacorp, Inc. and KMS Financial Services, Inc. as well as Premier Trust, Inc., Ladenburg Thalmann Asset Management Inc., Highland Capital Brokerage, Inc., a leading independent life insurance brokerage company, and Ladenburg Thalmann & Co. Inc., an investment bank which has been a member of the New York Stock Exchange for 135 years. The company is committed to investing in the growth of its subsidiaries while respecting and maintaining their individual business identities, cultures, and leadership. For more information, please visit www.ladenburg.com.

Contact:	Paul Caminiti/Emily Deissler
Sard Verbinnen & Co
212-687-8080

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This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth, growth of the independent brokerage and advisory area, growth of our investment banking business, recruitment of financial advisors and future investments. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014 and other factors detailed from time to time in its subsequent filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

[Financial Tables Follow]

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TABLE 1

LADENBURG THALMANN FINANCIAL SERVICES INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,

	2014	2013	% Change	2014	2013	% Change
	(Unaudited)
Revenues:

Commissions	$129,214	$100,907	28.1%	$445,734	$394,414	13.0%
Advisory fees	97,948	73,125	33.9%	343,212	274,018	25.3%
Investment banking	8,692	10,720	(18.9%)	46,998	41,991	11.9%
Principal transactions	239	977	(75.5%)	1,938	2,667	(27.3%)
Interest and dividends	1,077	1,674	(35.7%)	6,209	6,813	(8.9%)
Service fees and other income	27,780	24,050	15.5%	77,162	73,213	5.4%
Total revenues	264,950	211,453	25.3%	921,253	793,116	16.2%

Expenses:

Commissions and fees	185,045	148,679	24.5%	662,178	573,621	15.4%
Compensation and benefits	38,840	26,030	49.2%	120,231	95,346	26.1%
Non-cash compensation	2,852	2,327	22.6%	10,541	6,766	55.8%
Brokerage, communication and clearance fees	4,897	3,529	38.8%	17,900	11,614	54.1%
Rent and occupancy, net of sublease revenue	2,085	1,688	23.5%	7,040	6,289	11.9%
Professional services	2,949	2,761	6.8%	11,040	9,162	20.5%
Interest	1,795	2,043	(12.1%)	6,990	15,438	(54.7%)
Depreciation and amortization	5,870	3,762	56.0%	18,397	15,315	20.1%
Acquisition-related expense	1,034	-	*	2,342	-	*
Amortization of retention and forgivable loans	2,897	2,802	(3.4%)	11,041	11,544	(4.4%)
Loss on extinguishment of debt	234	347	(32.6%)	548	4,547	(87.9%)
Other	14,422	13,765	4.8%	43,011	40,949	5.0%
Total expenses	262,920	207,733	26.6%	911,259	790,591	15.3%
Income before item shown below	2,030	3,720	(45.4%)	9,994	2,525	295.8%
Change in fair value of contingent consideration	-	-	-	12	(121)	109.9%
Income before income taxes	2,030	3,720	(45.4%)	10,006	2,404	316.2%
Income tax (benefit) expense	(8,397)	1,208	(795.1%)	(23,346)	2,926	(897.9%)
Net income (loss)	10,427	2,512	315.1%	33,352	(522)	6489.3%
Net loss attributable to noncontrolling interest	(19)	(19)	0.0%	(81)	(68)	19.1%
Net income (loss) attributable to the Company	$10,446	$2,531	312.7%	$33,433	$(454)	7464.1%
Dividends declared on preferred stock	(5,461)	(3,004)	81.8%	(17,244)	(6,911)	149.5%
Net income (loss) available to common shareholders	$4,985	$(473)	1153.9%	$16,189	$(7,365)	319.8%

Net income (loss) per share available to common shareholders (basic)	$0.03	$(0.00)	1127.3%	$0.09	$(0.04)	319.2%

Net income (loss) per share available to common shareholders (diluted)	$0.02	$(0.00)	1002.7%	$0.08	$(0.04)	294.0%

Weighted average common shares used in computation of per share data:
Basic	184,805,171	180,513,628	2.4%	182,768,494	182,295,476	0.3%
Diluted	210,297,301	180,513,628	16.5%	206,512,437	182,295,476	13.3%

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TABLE 2

LADENBURG THALMANN FINANCIAL SERVICES INC.

The following table presents a reconciliation of EBITDA, as adjusted, to net income (loss) attributable to the Company as reported.

	(Unaudited) Three Months Ended December 31,			Twelve Months Ended December 31,

(dollars in thousands)	2014	2013	% Change	2014	2013	% Change

Total revenues	$264,950	$211,453	25.3%	$921,253	$793,116	16.2%
Total expenses	262,920	207,733	26.6%	911,259	790,591	15.3%
Income before income taxes (1)	2,030	3,720	45.4%	10,006	2,404	316.2%
Net income (loss) attributable to the Company	10,446	2,531	312.7%	33,433	(454)	7464.1%

Reconciliation of EBITDA, as adjusted, to net income (loss) attributable to the Company:

EBITDA, as adjusted (1)(2)	$17,283	$15,380	12.4%	$61,178	$57,203	6.9%
Add:
Interest income	50	49	2.0%	245	194	26.3%
Change in fair value of contingent consideration	-	-	-	12	(121)	109.9%
Less:
Loss on extinguishment of debt	(234)	(347)	(32.6%)	(548)	(4,547)	(87.9%)
Interest expense	(1,795)	(2,043)	(12.1%)	(6,990)	(15,438)	(54.7%)
Income tax benefit (expense)	8,397	(1,208)	(795.1%)	23,346	(2,926)	(897.9%)
Depreciation and amortization	(5,870)	(3,762)	56.0%	(18,397)	(15,315)	20.1%
Non-cash compensation expense	(2,852)	(2,327)	22.6%	(10,541)	(6,766)	55.8%
Acquisition-related expense	(1,034)	-	*	(2,342)	-	*
Amortization of retention and forgivable loans	(2,897)	(2,802)	3.4%	(11,041)	(11,544)	(4.4%)
Financial advisor acquisition expense	(602)	(409)	46.9%	(1,489)	(1,194)	24.7%
Net income (loss) attributable to the Company	$10,446	$2,531	312.7%	$33,433	$(454)	7464.1%

*	Not Meaningful
(1)	2013 results included the elimination of $2,545, consisting of $5,148 of revenue net of employee brokerage commission expenses of $2,603 related to sale of the Company’s Series A Preferred Stock.
(2)	Results for the twelve months ended December 31, 2013 have been restated to include adjustments for financial advisor acquisition expense of $1,194 and amortization of forgivable loans of $4,384 to conform to the 2014 presentation. Results for the three months ended December 31, 2013 have been restated to include adjustments for financial advisor acquisition expense of $409 and amortization of forgivable loans of $981 to conform to the 2014 presentation.

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